UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to ss.240.14a-12

Medical Transcription Billing, Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

VStock Transfer, LLC
18 Lafayette Place
Woodmere, New York 11598

* SPECIMEN *

1 MAIN STREET

ANYWHERE PA 99999-9999

Medical Transcription Billing, Corp.

7 Clyde Road

Somerset, NJ 08873

Important Notice Regarding the Availability of Proxy Materials For The Annual Meeting of Shareholders to Be Held On June 15, 2018

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before May 25, 2018 to facilitate a timely delivery.

ACCESSING YOUR PROXY MATERIALS ONLINE

The following Proxy Materials are available to you to review at: ir.mtbc.com/annuals-proxies.cfm

-	the Company’s 2018 Proxy Statement (including all attachments thereto),
-	2017 Annual Report on Form 10-K of the Company,
-	the Proxy Card,
-	any amendments to the foregoing materials that are required to be furnished to stockholders.

ONLINE VOTING

To vote your proxy electronically, please go to www.vstocktransfer.com/proxy
You must reference your
12-digit control number listed below.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

Have this notice available when you request a paper copy of the proxy materials:

By telephone please call (toll free) 1-855-987-8625,
or
By email at: vote@vstocktransfer.com

Please include the company name and your account number in the subject line.

CONTROL #	AC:ACCT9999

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 15, 2018

TIME

11:00 a.m., Eastern Time, on

Friday, June 15, 2018

PURPOSE

●	To amend our certificate of incorporation to increase the Company’s authorized shares of preferred stock from two million shares to four million shares.

●	To elect to the Board of Directors the following nominee presented by the Board: John N. Daly.

●	To amend the Company’s Amended and Restated Equity Incentive Plan to increase the number of shares of the Company’s Series A Preferred Stock issuable under the plan from 100,000 shares to 300,000 shares.

●	To consider and act on such other business as may properly come before the Annual Meeting on any postponement(s) or adjustment(s) thereof.

DOCUMENTS

This Notice is only an overview of the Proxy Statement and proxy card included in this mailing which is also available at ir.mtbc.com/annuals-proxies.cfm. The Notice of Internet Availability will be mailed to shareholders on or about April 20, 2018.

PLACE

7 Clyde Road, Somerset, NJ 08873. (A map for directions is attached.)

RECORD DATE

Owners of shares of Medical Transcription Billing, Corp.’s (the “Company”) Common Stock, as of the close of business on April 9, 2018, will receive notice of and be entitled to vote at the Annual Meeting and any adjournments.

VOTING

Even if you plan to attend the Annual Meeting, please mark, sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope. You may revoke your proxy by filing with the Secretary of the Company a written revocation or by submitting a duly executed proxy bearing a later date. If you are present at the Annual Meeting, you may revoke your proxy and vote in person on each matter brought before the Annual Meeting. You may also vote over the Internet using the Internet address on the proxy card. To be considered, all votes must be received by midnight on June 12, 2018.

Shruti Patel

General Counsel and Corporate Secretary

Dated: April 20, 2018

MTBC Headquarters

7 Clyde Road, Somerset, NJ 08873

7 Clyde Rd
Clyde Rd
Churchill Ave
Flower Station
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